Exhibit 99.1

Omthera Contact:

Christian Schade

Executive Vice President & Chief Financial Officer

Omthera Pharmaceuticals, Inc.

T: 908-741-4399

E: info@Omthera.com

Omthera Stockholders Approve Acquisition by AstraZeneca

PRINCETON, NJ, July 16, 2013 — The stockholders of Omthera Pharmaceuticals, Inc. (NASDAQ: OMTH) (the “Company”) voted today at a special meeting of stockholders to adopt the previously announced merger agreement providing for the acquisition of the Company by an affiliate of AstraZeneca PLC.  The votes cast by the Company’s stockholders in favor of the proposal to adopt the merger agreement represented approximately 88.3 percent of the Company’s issued and outstanding common stock entitled to vote as of June 13, 2013, the record date for the special meeting.

The receipt of the approval of the Company’s stockholders of the proposal to adopt the merger agreement satisfies one of the conditions to consummation of the proposed merger.  The consummation of the merger remains subject to certain other closing conditions set forth in the merger agreement.

About Omthera Pharmaceuticals, Inc.

Omthera Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development and commercialization of new therapies for dyslipidemia and the treatment of cardiovascular disease. Epanova™, currently the Company’s sole product candidate, is a late-stage, novel, omega-3 free fatty acid composition that meaningfully reduces triglycerides, improves other key lipid parameters and is expected to increase patient convenience with 2-gram once-a-day dosing with or without meals. Epanova™ is a coated soft gelatin capsule containing a complex mixture of polyunsaturated free fatty acids derived from fish oils, including multiple long-chain omega-3 and omega-6 fatty acids, with EPA, DHA, and docosapentaenoic acid being the most abundant forms of omega-3 fatty acids. The Company has completed pharmacokinetic and Phase III clinical studies to investigate the safety and efficacy profile of Epanova™. In 2012 the Company reported positive results from its Phase III EVOLVE and ESPRIT trials, both of which were conducted under SPA agreements with the U.S. Food and Drug Administration. Omthera holds worldwide rights to Epanova™ under a license from Chrysalis Pharma AG, a privately held Swiss company that is the owner of the product. For more information, please visit http://www.omthera.com.

Safe Harbor for Forward-Looking Statements

This press release, in particular statements regarding the proposed transaction between an affiliate of AstraZeneca PLC and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about AstraZeneca PLC or Company managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of the Company, AstraZeneca PLC and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the ability to obtain regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; the Company’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Prospectus, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. If the proposed transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.